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                                                                    EXHIBIT 23.1

Consent of Independent
Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 7, 2000, relating to the financial statements of International Fuel Technology, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
St. Louis, Missouri
September 14, 2000